Exhibit 10.16

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement, dated as of March 25, 2010 (this “Agreement”), is entered into by and between Sky Acquisition LLC, a Delaware limited liability company (the “Assignor”), and Apria Holdings LLC, a Delaware limited liability company (the “Assignee”).

W I T N E S S E T H:

WHEREAS, on the date hereof, the Assignor, the Assignee and Apria Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of the Assignee (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing that Merger Sub shall merge with and into the Assignor (the “Merger”), with the Assignor surviving the Merger (the “Surviving Entity”);

WHEREAS, the Merger shall become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”);

WHEREAS, pursuant to the terms of the Merger Agreement, the Assignor agreed to assign and transfer to the Assignee its rights and obligations under (i) the Securityholders Agreement, dated November 24, 2008, among the Assignor and the other parties named therein (the “Securityholders Agreement”) and (ii) the management unit subscription agreements set forth on Schedule A hereto (the “Subscription Agreements” and, together with the Securityholders Agreement, the “Assigned Agreements”);

WHEREAS, the Assignor desires to transfer and assign its rights and obligations under the Securityholders Agreement and Subscription Agreements to the Assignee;

WHEREAS, the Assignee has agreed to assume the rights and obligations of Assignor with respect to the Securityholders Agreement and the Subscription Agreements, and to become a party to and be bound by the terms of the Securityholders Agreement and the Subscription Agreements; and

WHEREAS, for the avoidance of doubt, the transactions contemplated by this Agreement shall take place prior to any transfer of the membership interests in the Surviving Entity owned by the Assignee as a result of the Merger to Apria Finance Holdings Inc. or any other entity.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. In accordance with Section 7.6 of the Securityholders Agreement, the Assignor hereby transfers and assigns to the Assignee, with effect as of the Effective Time, its rights and obligations in connection with the Securityholders Agreement.

2. The Assignee hereby accepts such transfer and assignment and confirms its agreement to assume all of the obligations of the Assignor under the Securityholders

Agreement. The Assignee agrees that, by virtue of executing and delivering this Agreement, it will become a party to the Securityholders Agreement (and will be deemed to have executed and delivered a counterpart thereof), and accepts and agrees to be bound by all of the terms and provisions of the Securityholders Agreement.

3. In accordance with Section 7.02 of each Subscription Agreement, the Assignor hereby transfers and assigns to the Assignee, with effect as of the Effective Time, its rights and obligations in connection with the Subscription Agreements.

4. The Assignee hereby accepts such transfer and assignment and confirms its agreement to assume all of the obligations of the Assignor under the Subscription Agreements. The Assignee agrees that, by virtue of executing and delivering this Agreement, it will become a party to the Subscription Agreements (and will be deemed to have executed and delivered a counterpart thereof), and accepts and agrees to be bound by all of the terms and provisions of the Subscription Agreements.

5. The Assignor and Assignee acknowledge that, following the Effective Time, all references in the Assigned Agreements to “Sky Acquisition LLC” shall refer to “Apria Holdings LLC”, pursuant to this Agreement and the terms and provisions of such Assigned Agreements.

6. This Agreement does not, and shall not be construed to, confer upon or give to any person that is not a party hereto any rights or remedies under or by reason of, or any rights to enforce or cause any party hereto to enforce any provision of, this Agreement, whether directly or indirectly, by right of subrogation or otherwise.

7. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other parties hereto.

8. This Agreement constitutes the entire agreement, and supersedes all prior agreements, understandings and statements, both written and oral, among the parties hereto or any of their respective affiliates with respect to the subject matter of this Agreement.

9. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed as of the day and year first above written.

ASSIGNOR:

SKY ACQUISITION LLC

By:	/s/ Robert S. Holocombe
	Name:	Robert S. Holcombe
	Title:	Executive Vice President, General Counsel and Secretary

ASSIGNEE:

APRIA HOLDINGS LLC

By:	/s/ Robert S. Holocombe
	Name:	Robert S. Holcombe
	Title:	Executive Vice President, General Counsel and Secretary

[Signature page to Assignment and Assumption Agreement]

Schedule A

Assigned Subscription Agreements